Exhibit 99.1

ZFS CRESTON, LLC
Creston, Iowa

FINANCIAL STATEMENTS
October 31, 2020 and 2019

ZFS CRESTON, LLC
Creston, Iowa

FINANCIAL STATEMENTS
October 31, 2020 and 2019

Crowe LLP Independent Member Crowe Global

INDEPENDENT AUDITOR’S REPORT

Members
ZFS Creston, LLC
Creston, Iowa

Report on the Financial Statements

We have audited the accompanying financial statements of ZFS Creston, LLC, which comprise the balance sheets as of October 31, 2020 and 2019, and the related statements of income and members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ZFS Creston, LLC as of October 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

    Crowe LLP
Indianapolis, Indiana
December 22, 2021
1.

ZFS CRESTON, LLC
STATEMENTS OF INCOME AND MEMBERS’ EQUITY
Years ended October 31, 2020 and 2019

	2020	2019

Sales	$101,734,333	$87,254,256

Cost of sales	96,396,933	81,211,327

Gross profit	5,337,400	6,042,929

Selling, general, and administrative expenses	2,144,299	2,374,423

Income before other income (expense)	3,193,101	3,668,506

Other income (expense)
Interest expense	(321,239)	(347,455)
Interest and investment income	9,362	16,340
	(311,877)	(331,115)

Net income	2,881,224	3,337,391

Members' equity at beginning of year	9,881,592	6,544,201

Member distributions	(120,005)	—

Members' equity at end of year	$12,642,811	$9,881,592

See accompanying notes to financial statements.
2.

ZFS CRESTON, LLC
BALANCE SHEETS
October 31, 2020 and 2019

	2020	2019

ASSETS
Current assets
Accounts receivable (Note 1)	$12,847,010	$12,244,219
Inventories (Note 2)	10,956,227	9,684,070
Gains on open forward contracts (Notes 6 and 7)	375,066	289,343
Brokerage account (Notes 6 and 7)	1,046,333	247,022
Prepaid expenses	77,536	205,849
Total current assets	25,302,172	22,670,503

Property, plant, and equipment, net (Note 3)	17,852,801	12,132,850

Spare parts (Note 1)	1,522,785	872,579

Debt issuance costs (Note 5)	271,978	—

Total assets	$44,949,736	$35,675,932

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Unfunded checks	$18,037	$7,285
Current maturities of long-term debt (Note 5)	70,392	—
Related party advances (Note 9)	—	21,350,895
Accounts payable	6,430,280	3,407,875
Losses on open forward contracts (Notes 6 and 7)	1,766,621	490,636
Customer deposits	481,391	3,841
Other current liabilities	807,652	533,808
Total current liabilities	9,574,373	25,794,340

Long-term debt (Note 5)	1,201,595	—
Long-term related party advances (Note 9)	21,530,957	—

Members' equity	12,642,811	9,881,592

Total liabilities and members' equity	$44,949,736	$35,675,932

See accompanying notes to financial statements.
3.

ZFS CRESTON, LLC
STATEMENTS OF CASH FLOWS
Years ended October 31, 2020 and 2019

	2020	2019

Cash flows from operating activities
Net income	$2,881,224	$3,337,391
Adjustments to reconcile net income to net cash from (used in) operating activities:
Depreciation	1,504,208	1,117,029
Change in assets and liabilities:
Accounts receivable	(602,791)	(8,523,662)
Inventories	(1,272,157)	(5,815,969)
Brokerage account	(799,311)	309,380
Gains on open forward contracts	(85,723)	43,198
Prepaid expenses	128,313	344,112
Spare parts	(650,206)	(872,579)
Accounts payable	3,022,405	2,786,184
Losses on open forward contracts	1,275,985	(409,257)
Customer deposits	477,550	(58,486)
Other current liabilities	273,844	184,105
Net cash from (used in) operating activities	6,153,341	(7,558,554)

Cash flows used in investing activities
Purchase of property and equipment	(7,224,159)	(5,554,659)
Net cash used in investing activities	(7,224,159)	(5,554,659)

Cash flows from financing activities
Unfunded checks	10,752	(6,732)
Cash paid for debt issuance costs	(271,978)	—
Borrowings on long-term debt	1,317,534	—
Principal repayment of long-term debt	(45,547)	—
Net advances received from related parties	180,062	13,119,945
Distributions paid in cash	(120,005)	—
Net cash from financing activities	1,070,818	13,113,213

Net change in cash	—	—

Cash at beginning of year	—	—

Cash at end of year	$—	$—

Supplemental disclosures of cash flow information
Cash paid for interest	$316,946	$347,455

See accompanying notes to financial statements.
4.

ZFS CRESTON, LLC
NOTES TO FINANCIAL STATEMENTS
October 31, 2020 and 2019

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Operations: ZFS Creston, LLC (the Company) was established as a Limited Liability Company in January 2018 and has a perpetual term. The Company processes soybeans to manufacture consumer food ingredients, high protein soybean meal, and soybean oil located in Creston, Iowa.

Cash and Unfunded Checks: Cash is held at a national bank which is insured up to $250,000 by agencies of the federal government. The Company utilizes a bank cash management program that delays funding for checks until they are presented for clearing. The resulting bank overdraft position is included in current liabilities as unfunded checks.

Accounts Receivable and Revenue: The Company sells to customers using credit terms customary to its industry. Past due receivables are determined based on contractual terms. The Company accrues interest on past due receivables. The Company recognizes revenue in accordance with its sales terms, which is normally when the product is delivered and ownership has transferred or services are complete.

Allowance for Doubtful Accounts: The allowance for doubtful accounts is determined by management based on the Company’s historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews accounts receivable and adjusts the allowance based on current circumstances and charges off uncollectible receivables when all attempts to collect have failed. Management has not recorded an allowance for doubtful accounts at October 31, 2020 or 2019 as they believe the amounts are collectible.

Recently Issued Accounting Guidance Not Yet Effective: In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). This standard requires a company to recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive. In May 2020, the FASB issued ASU 2020-05 which defers the effective date of Topic 606 one year making it effective for annual reporting periods beginning after December 15, 2019. The Company is currently assessing the impact of the guidance on each of its significant revenue streams for the fiscal year ending October 31, 2021.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) and subsequently issued clarifying ASUs 2018-01, 2018-10, 2018-20, 2019-01, 2019-10, 2020-20, and 2020-05, hereafter referred to as “the clarifying ASUs”. The provisions of ASU 2016-02 and the clarifying ASUs require that lessees recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. The ASU is effective for periods beginning after December 15, 2021. Early adoption is permitted; however, the Company has not chosen to do so. The Company has yet to select a transition method and is currently evaluating the effect that the updated standard will have on the financial statements.

5.

ZFS CRESTON, LLC
NOTES TO FINANCIAL STATEMENTS
October 31, 2020 and 2019

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (ASU 2016-13), which requires measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, and earlier adoption is permitted. We are currently evaluating the impact of the pending adoption of ASU 2016-13 on the financial statements.

Concentration of Credit Risk: The majority of the Company’s receivables are from commercial agribusiness and food companies. The Company grants credit to its customers based on their credit worthiness. The Company’s ability to collect these receivables is dependent to some degree on the economic conditions in the agribusiness sector within its market area. Significant concentrations of accounts receivable and sales, as of October 31, 2020 and 2019, and for the years then ended, respectively, are as follows:

	2020		2019
	% of Sales	% of Accounts Receivable	% of Sales	% of Accounts Receivable
Customer A	20%	39%	17%	56%
Customer B	14%	—%	12%	—%
Customer C	13%	12%	—%	—%
Customer D	—%	—%	12%	—%

Inventories: Inventories, consisting primarily of soybeans, soybean oil, soybean flakes, soybean flour, and soybean meal, are stated at market value.

Brokerage Account: Brokerage account represents uninsured deposits with a broker and the unrealized hedging gains and losses on open futures contracts. At October 31, the brokerage account consisted of the following:

	2020	2019

Uninsured deposits with broker	$3,585,078	$199,966
Unrealized gains on open futures contracts	1,463,573	153,068
Unrealized losses on open futures contracts	(4,002,318)	(106,012)

	$1,046,333	$247,022

6.

ZFS CRESTON, LLC
NOTES TO FINANCIAL STATEMENTS
October 31, 2020 and 2019

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Property, Plant, and Equipment: Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided by use of straight-line methods over the estimated useful lives of the assets; periods of 15-30 years for soybean processing facilities, 3-10 years for machinery and equipment, and 15 years for land improvements. When properties are retired or otherwise disposed of, the appropriate accounts are relieved of cost and accumulated depreciation, and any resulting gain or loss is recognized. These assets are reviewed for impairment by management when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value. Management determined no impairment was necessary in the current year.

Spare Parts: The Company has accumulated a supply of spare parts at its facility for use in repairs in the normal course of operations to minimize downtime. The spare parts are recorded at cost and assessed for obsolescence periodically. There was no obsolescence recorded for the current year. The majority of spare parts are not expected to be utilized within 12 months from the balance sheet dates; accordingly the balance is reflected as a long-term asset in the balance sheets.

Fair Value of Financial Instruments: The Company’s carrying amount for its financial instruments, which include accounts receivable, accounts payable and long-term debt, approximates their fair values based on the current interest rate environment and the terms of the instruments. Commodity derivative contracts are recorded at fair value in the balance sheets.

Income Taxes: The Company is not subject to federal income taxes. Instead, the members of the Company report their proportionate share of the Company’s taxable income or loss on their income tax returns.

Under guidance issued by the Financial Accounting Standards Board (“FASB”) with respect to accounting for uncertainty in income taxes as a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest and income tax expense. The Company has no amounts accrued for interest or penalties as of October 31, 2020 or 2019.

The Company is not subject to examination by U.S. federal or state tax authorities for years before 2018. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next twelve months.

7.

ZFS CRESTON, LLC
NOTES TO FINANCIAL STATEMENTS
October 31, 2020 and 2019

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts reported in the financial statements and the accompanying footnotes. Significant estimates at October 31, 2020 include economic lives of property and equipment, allowance for doubtful accounts, and market prices utilized to value ending inventories and derivative instruments. Actual results could differ from those estimates. The Company’s ability to realize the $375,066 of gains on open forward contracts at October 31, 2020 is dependent on the ability of the customers to fulfill the contracts.

Risks and Uncertainties: In December 2019, a novel strain of coronavirus surfaced and has spread around the world, with resulting business and social disruption. The coronavirus was declared a Public Health Emergency of International Concern by the World Health Organization on January 30, 2020. The extent to which the coronavirus may impact business activity will depend on future developments, which are highly uncertain and cannot be predicted. Significant estimates, as previously disclosed, may be materially impacted by global events designed to contain the coronavirus. The operations and business results of the Company have not been materially affected as of the date these financial statements were available to be issued.

NOTE 2 – INVENTORIES

Inventories consist of the following at October 31:

	2020	2019

Soybeans	$8,728,571	$6,411,423
Soybean flakes	460,433	186,304
Soybean flour	930,304	885,615
Soybean oil	327,535	1,702,630
Soybean meal	422,323	442,333
Other	87,061	55,765

	$10,956,227	$9,684,070

Inventory shown on the balance sheets at October 31, 2020 and 2019 does not include 254,483 and 76,981, respectively, grain bushels held in storage for others. The Company is liable for any deficiencies of grade or shortage of quantity that may arise in connection with the above grain held in storage for others. The Company has not realized and does not expect material losses on any deficiencies.

8.

ZFS CRESTON, LLC
NOTES TO FINANCIAL STATEMENTS
October 31, 2020 and 2019

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following at October 31:

	2020	2019

Soybean processing facilities, machinery and equipment	$20,175,425	$12,904,685
Land and land improvements	263,187	263,187
Office furniture and fixtures	147,492	129,072
Construction in progress	137,845	202,845
	20,723,949	13,499,789
Accumulated depreciation	(2,871,148)	(1,366,939)

	$17,852,801	$12,132,850

Depreciation expense for the years ended October 31, 2020 and 2019 was $1,504,208 and $1,117,029, respectively.

NOTE 4 – LEASE COMMITMENTS

The Company leases railcars under operating leases through September 2022. Total lease expense for the years ended October 31, 2020 and 2019 was $777,293 and $899,784, respectively. Minimum annual lease commitments for the years subsequent to 2020 and in the aggregate are as follows:

2021	$176,145
2022	6,985

$183,130

9.

ZFS CRESTON, LLC
NOTES TO FINANCIAL STATEMENTS
October 31, 2020 and 2019

NOTE 5 – LONG-TERM DEBT

Long-term debt consists of the following at October 31:

	2020	2019

PPP Loan	$780,500	$—
Fixed rate note payable due in monthly installments of $7,238 including interest through February 1, 2027; secured by specific equipment	491,487	—

	1,271,987	—
Less, current maturities	(70,392)	—

	$1,201,595	$—

PPP Loan: In April 2020, the Company entered into a loan agreement for $780,500 under the Paycheck Protection Program established by the Coronavirus Aid, Relief, and Economic Securities Act (“CARES Act”). The PPP loan requires no collateral or guarantees and may be fully forgiven if the funds are used as prescribed under the PPP. The PPP loan has a maturity of two years and an interest rate of 1%, with loan payments deferred to either the date the Small Business Administration (“SBA”) remits the loan forgiveness amounts to the lender or ten months after the end of the loan forgiveness covered period. On March 8, 2021, the Company received approval for full forgiveness of the loan and recorded a gain on forgiveness of debt on that date.

Maturities of debt, excluding the PPP Loan that was forgiven, are as follows:

2021	$70,392
2022	72,957
2023	75,616
2024	78,371
2025	81,227
Thereafter	112,924

$491,487

10.

ZFS CRESTON, LLC
NOTES TO FINANCIAL STATEMENTS
October 31, 2020 and 2019

NOTE 5 – LONG-TERM DEBT (continued)

In June 2019, the Company entered into a loan agreement along with other entities related through common ownership as co-borrowers. The loan agreement contains a revolving line of credit in the amount of $110,000,000 and a construction loan for $140,000,000. The revolving line of credit and construction loan are due in June 2024. The interest rate on the loan agreement is variable and is priced based on the one month London Interbank Offered Rate (LIBOR) plus a variable percentage based on certain financial ratios of the co-borrowers, as defined in the loan agreement. Interest is accrued and payable monthly. The borrowings are secured by substantially all assets of the co-borrowers. Availability under the revolving line of credit is subject to a borrowing base formula. Subsequent to October 31, 2020, the loan agreement was amended to increase the revolving line of credit to $210,000,000.

The loan agreement requires the co-borrowers to comply with certain financial covenants quarterly. At October 31, 2020, the co-borrowers were in compliance with these financial covenants.

The Joint and Several terms of the loan agreement require the Borrowers, including the Company, to guarantee the payment and performance of the Loans. As of October 31, 2020 and 2019, the total amount outstanding under the arrangement by other Borrowers was approximately $206,000,000 and $122,000,000, respectively. Substantially all of the assets of the Company serve as collateral for the loans.

On November 11, 2020, the Company, along with entities related through common ownership, collectively as co-borrowers, entered into a promissory note in the amount of $31,000,000 with a financial institution. Monthly payments, including interest, of $124,000 are due through August 2040. Interest is payable monthly at a fixed rate. The note is guaranteed by the Company and entities related through common ownership as co-borrowers and is secured by substantially all assets of the Company. The loan agreement requires the co-borrowers to comply with certain financial covenants quarterly. A portion of the proceeds from the promissory note were deposited with the Company and utilized to pay down the related party advances disclosed in Note 9. As a result of refinancing the related party advances on a long-term basis subsequent to the balance sheet date, the Company has presented the 2020 related party advances as long-term. The Company paid $271,978 in debt issuance costs associated with this promissory note in October 2020, which has been classified as a long-term asset in the balance sheet.

NOTE 6 – FAIR VALUE MEASUREMENT

FASB issued guidance defines fair value as the price that would be received or paid for an asset or paid to transfer a liability (an exit price) in the Company’s principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

11.

ZFS CRESTON, LLC
NOTES TO FINANCIAL STATEMENTS
October 31, 2020 and 2019

NOTE 6 – FAIR VALUE MEASUREMENT (continued)

The Company determines the fair market values of its futures contracts and certain inventories based on the fair value hierarchy established in the FASB issued guidance, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the Company’s own assumptions based on market data and on assumptions that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The standard describes three levels within its hierarchy that may be used to measure fair value.

Level 1 inputs -	Quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 inputs -	Inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly; and
Level 3 inputs -	Unobservable inputs (e.g., a reporting entity’s own data).

In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

This guidance excludes inventories measured at market as market is similar to, but not intended to measure fair value. Management has included inventories in the table below as the FASB encourages disclosure information about measurements similar to fair value, which includes the valuation of inventories. Valuation of the Company’s inventories is based upon exchange quoted prices, adjusted for observable quotes for local basis adjustments, which management believes analogizes the FASB issued guidance.

12.

ZFS CRESTON, LLC
NOTES TO FINANCIAL STATEMENTS
October 31, 2020 and 2019

NOTE 6 – FAIR VALUE MEASUREMENT (continued)

The following table presents the Company’s assets and liabilities measured at fair value on a recurring basis under FASB guidance at October 31, 2020:

	Level 1 Inputs	Level 2 Inputs	Total

Assets:
Inventories	$—	$10,869,166	$10,869,166
Brokerage account	(2,538,745)	—	(2,538,745)
Gains on open forward contracts	—	375,066	375,066

Total assets	$(2,538,745)	$11,244,232	$8,705,487

Liabilities:
Losses on open forward contracts	$—	$1,766,621	$1,766,621

The following table presents the Company’s assets and liabilities measured at fair value on a recurring basis under FASB guidance at October 31, 2019:

	Level 1 Inputs	Level 2 Inputs	Total

Assets:
Inventories	$—	$9,628,305	$9,628,305
Brokerage account	47,056	—	47,056
Gains on open forward contracts	—	289,343	289,343

Total assets	$47,056	$9,917,648	$9,964,704

Liabilities:
Losses on open forward contracts	$—	$490,636	$490,636

The Company uses the market approach valuation technique to measure the majority of its assets carried at fair value. The value for inventories carried at market price are based on exchange-quoted prices, adjusted for observable quotes for local basis adjustments (Level 2).

Brokerage account reflects the fair value of futures contracts through the Chicago Board of Trade, which are included in the brokerage account and valued based on unadjusted quoted prices in active markets (Level 1).

13.

ZFS CRESTON, LLC
NOTES TO FINANCIAL STATEMENTS
October 31, 2020 and 2019

NOTE 6 – FAIR VALUE MEASUREMENT (continued)

The Company’s gains and losses on open forward contracts that are measured at fair value include forward commodity purchase and sale contracts related to grain and ingredients. Fair value for forward commodity purchase and sales contracts is estimated based on exchange-quoted prices as well as observable quotes for local basis adjustments (the difference between the futures price and local cash price). When observable inputs are available for substantially the full term of the asset or liability, the gains and losses are classified in Level 2.

NOTE 7 – DERIVATIVES AND HEDGING ACTIVITIES

Accounting principles generally accepted in the United States of America require companies with derivative instruments to disclose information that will enable users of financial statements to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for and how derivative instruments and related hedged items affect a company’s financial position, financial performance and cash flows.

To reduce the exposure to market price risk on owned inventories and forward purchase and sale contracts, the Company may enter into regulated commodity futures or options contracts. The forward contracts are for physical delivery of the commodity in a future period. These forward contracts generally relate to the current or future crop years for delivery periods quoted by regulated commodity exchanges. The terms of the forward contracts are consistent with industry standards. Company policy limits the Company’s “unhedged” commodity position (the amount that does not have an offsetting derivative contract to lock in the price). The Company’s operating results can be affected by factors such as the volatility of the relationship between the value of exchange traded futures and the cash prices of the underlying commodities and counterparty contract defaults.

These futures, options, and forward contracts are considered derivatives under accounting principles generally accepted in the United States of America. While the Company considers its commodity contracts to be effective economic hedges, the Company does not designate or account for its commodity contracts as hedges. All such contracts are recorded at fair value in the balance sheets. The Company records forward commodity contracts gains and losses to the balance sheets, as appropriate, based on the local market. The regulated commodity contracts are recorded on a net basis (offset against cash collateral posted or received) within the brokerage account. Management determines fair value based on exchange-quoted prices and in the case of its forward purchase and sale contracts, fair value is adjusted for differences in local markets and non-performance risk.

14.

ZFS CRESTON, LLC
NOTES TO FINANCIAL STATEMENTS
October 31, 2020 and 2019

NOTE 7 – DERIVATIVES AND HEDGING ACTIVITIES (continued)

The following table presents the fair value of the Company’s commodity derivatives as of October 31 and the balance sheet line item in which they are located:

Balance Sheet Location	2020	2019

Brokerage account (unrealized gains)	$1,463,573	$153,068
Brokerage account (unrealized losses)	(4,002,318)	(106,012)
Gains on open forward contracts	375,066	289,343
Losses on open forward contracts	(1,766,621)	(490,636)

	$(3,930,300)	$(154,237)

Accounting principles generally accepted in the United States of America require the Company to disclose the location and amount of the gains and losses from its derivative instruments reported in the statements of income and members’ equity. The Company uses various derivative instruments, as described above, as well as non-derivative instruments (commodity inventory) in its risk management strategies and activities. Substantially all of the Company’s sales are the result of physical delivery of commodities against forward cash contracts and substantially all of the Company’s cost of sales, are the result of purchases of commodities on forward cash contracts, gains and losses from all other commodity derivatives along with the change in value of the Company’s inventories.

Therefore, the statements of income and members’ equity are directly impacted by the use of derivatives and absent their use, gross margins would likely be significantly different, either higher or lower, than those reported depending on the directional movement of commodity markets. It is also likely that the Company would not operate at the same level of activity without the use of derivatives as management uses derivatives to reduce risk and absent the availability of derivatives, would be exposed to a much greater degree of volatility which would likely require a much higher capital to revenue correlation. Management expects derivative markets to continue to operate efficiently and effectively.

Realized and unrealized gains and losses in the value of the commodity contracts (whether due to changes in commodity prices, changes in performance or credit risk, or due to sale, maturity or extinguishment of the commodity contract) and inventories valued at market are included in sales (forward sales contracts) and cost of sales (all other commodity contracts and inventory) in the statements of income and members’ equity.

15.

ZFS CRESTON, LLC
NOTES TO FINANCIAL STATEMENTS
October 31, 2020 and 2019

NOTE 7 – DERIVATIVES AND HEDGING ACTIVITIES (continued)

The following table includes the alternative disclosures about gains and losses from activities that include non-designated derivative instruments as well as non-derivative instruments and their reporting in the statements of income and members’ equity:

	2020	2019

Sales	$101,734,333	$87,254,256
Cost of sales	85,851,481	70,965,532

	$15,882,852	$16,288,724

The items disclosed above include realized and unrealized gains and losses on both derivative instruments and non-derivative instruments.

At October 31, the Company had the following quantities outstanding (on a gross basis) on commodity derivative contracts:

Commodity	Unit of Measure	2020	2019

Soybeans	Bushels	3,789,722	1,126,124
Soybean oil	Pounds	80,493,833	39,396,100
Soybean meal	Tons	118,617	41,511
Soybean flour	Tons	17,215	1,806
Soybean flakes	Tons	323	1,230

NOTE 8 – COMMITMENTS

The Company has natural gas purchase commitments through December 2022. The agreements obligate the Company to pay for a minimum amount of natural gas even if it is not required for operations. Natural gas purchased under the agreements amounted to approximately $489,000 and $413,000 for the years ended October 31, 2020 and 2019, respectively. The Company has elected to account for these agreements under the normal purchase normal sales exception under ASC 815.

16.

ZFS CRESTON, LLC
NOTES TO FINANCIAL STATEMENTS
October 31, 2020 and 2019

NOTE 8 – COMMITMENTS (continued)

The future minimum natural gas purchases under the above commitments are as follows:

Year	Amount

2021	$480,157
2022	478,138
2023	79,910

$1,038,205

Management does not anticipate any significant losses from these agreements.

On August 6, 2018, the Company (seller) entered into a supply agreement with an unrelated third party (buyer) which expired in December 2020. Concentrations of sales and accounts receivable with the buyer are noted in the Concentrations of Credit Risk policy in Note 1. Revenue recognized from minimum volume shortfalls under the agreement amounted to approximately 5% and 8% of sales for the years ended October 31, 2020 and 2019, respectively. The Company does not anticipate any losses from this arrangement.

The Company entered into an Industrial New Jobs Training Agreement (Agreement) with Southwestern Community College (SWCC), Creston Iowa, under Chapter 260E Code of Iowa, as amended, for purposes of establishing a project to educate and train certain persons employed by the Company in new jobs within Creston, Iowa. The agreement commenced in June 2020 and has a maximum term of 10 years. Under the terms of the agreement the Company is committed at a minimum to reimburse SWCC for its estimated project costs of $316,350 for administering the program. Reimbursement of these costs will be paid through state payroll tax withholding diversions to SWCC.

The Company is also eligible to receive up to $633,650 in funds directly from SWCC to be used for wages related to new jobs created and training for such jobs during the term of the agreement. Funds received from SWCC are to be repaid through state payroll tax withholding diversions to SWCC over the term of the agreement. At October 31, 2020, the Company had not received any funds directly from SWCC. In December 2021, the Company received $316,825 of funds from SWCC. The Company believes it will meet its requirements over the term of the agreement based on its current wage base in Creston, IA.

17.

ZFS CRESTON, LLC
NOTES TO FINANCIAL STATEMENTS
October 31, 2020 and 2019

NOTE 9 – RELATED PARTY TRANSACTIONS

Related party transactions and balances as of and for the years ended October 31 are as follows:

	2020	2019

Sales	$2,449,347	$2,412,575
Management fee expense	945,000	900,000
Related party advances, current	—	21,350,895
Related party advances, long-term	21,530,957	—
Accounts receivable	20,919	34,107
Accounts payable	109,845	83,239
Interest expense	309,796	347,455

On April 1, 2018 the Company entered into a management services agreement with an entity related through common ownership under which the related party provides various management and administrative services such as accounting, tax, legal, human resources, and operational support. The agreement had an initial term of six months and automatically continues in effect until either party gives the other party at least thirty days’ prior written notice of its intent to terminate the agreement. The agreement provides for a base annual fee of $900,000. This fee may be adjusted annually as mutually agreed to by the two parties. The fee paid for the management services provided under this agreement is not representative of the cost the Company would incur on a stand-alone basis.

At October 31, 2020 and 2019, the Company has advances from related parties through common ownership in the amount of $20,530,957 and $18,747,506 respectively, due on demand, and bearing interest on variable rates based on one month LIBOR or the Prime rate. Interest on the advances are due and payable monthly.

At October 31, 2020 and 2019, the Company has advances from related parties through common ownership in the amount of $1,000,000 and $2,603,389, respectively, which are due on demand and non-interest bearing.

As described in Note 5, on November 11, 2020, the Company, along with entities related through common ownership, collectively as co-borrowers, entered into a promissory note in the amount of $31,000,000 with a financial institution. The $31,000,000 of proceeds from the note were deposited with the Company. During 2021 the Company paid the 2020 related party advances in full and advanced a co-borrower approximately $8,300,000. As described in Note 5, the 2020 balance of related party advances was classified as long-term term due to the refinancing on a long-term basis.

18.

ZFS CRESTON, LLC
NOTES TO FINANCIAL STATEMENTS
October 31, 2020 and 2019

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated events and transactions occurring subsequent to the balance sheet date of October 31, 2020 for items that should be recognized or disclosed in these financial statements. The evaluation was conducted through December 22, 2021, which is the date these financial statements were available to be issued.

19.